                                                                    EXHIBIT 99.1

[CENTERPOINT(TM)                               For more information contact
ENERGY LOGO]                                   MEDIA:
                                               LETICIA LOWE
                                               Phone  713.207.7702
                                               INVESTORS:
                                               MARIANNE PAULSEN
                                               Phone  713.207.6500


FOR IMMEDIATE RELEASE                                             Page 1 of 4
--------------------------------------------------------------------------------

             CENTERPOINT ENERGY REPORTS SECOND QUARTER 2005 EARNINGS

         HOUSTON, TX - AUGUST 8, 2005 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $54 million, or $0.16 per diluted share, for the second quarter of 2005 compared to $57 million, or $0.19 per diluted share, for the same period of 2004.

         Net income for the second quarter of 2005 included an extraordinary gain of $30 million, or $0.08 per diluted share, reflecting an adjustment to the extraordinary loss recorded in the second half of 2004 to write-down generation-related regulatory assets as a result of the final orders issued by the Public Utility Commission of Texas (PUC). In addition, net income for the second quarter of 2005 included a loss of $3 million, or $0.01 per diluted share, from discontinued operations compared to income of $60 million, or $0.20 per diluted share, from discontinued operations for the second quarter of 2004.

         Income from continuing operations before extraordinary item for the second quarter of 2005 was $27 million, or $0.09 per diluted share, compared to a loss of $3 million, or $0.01 per diluted share, for the second quarter of 2004. The second quarter of 2005 included after-tax income of $23 million, or $0.06 per diluted share, related to interest on the company's authorized true-up balance.

          "Our core energy delivery businesses had another quarter of solid operating and financial performance," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "We continue to make good progress towards enhancing the performance of each of our core businesses and positioning them for the future. I am also pleased that a final order from the Texas Public Utility Commission will allow us to begin recovering a portion of our stranded cost true-up balance through a competition transition charge to be implemented in the fall."

          For the six months ended June 30, 2005, net income was $121 million, or $0.35 per diluted share, compared to $131 million, or $0.42 per diluted share, for the same period of 2004. Net income for the six months ended June 30, 2005, included the extraordinary gain of $30 million, or $0.08 per diluted share, reflecting the adjustment to the extraordinary loss discussed above. In addition, net income for the six months ended June 30, 2005, included a loss of $3 million, or $0.01 per diluted share, from discontinued operations compared to income of $105 million, or $0.34 per diluted share, from discontinued operations for the same period of 2004.

          Income from continuing operations before extraordinary item for the six months ended June 30, 2005, was $94 million, or $0.28 per diluted share, compared to $26 million, or $0.08 per diluted share, for the same period of 2004. The six months ended June 30, 2005, included after-tax income of $45 million, or $0.13 per diluted share, related to interest on the company's authorized true-up balance.

[CENTERPOINT(TM)                               For more information contact
ENERGY LOGO]                                   MEDIA:
                                               LETICIA LOWE
                                               Phone  713.207.7702
                                               INVESTORS:
                                               MARIANNE PAULSEN
                                               Phone  713.207.6500


FOR IMMEDIATE RELEASE                                             Page 2 of 4
--------------------------------------------------------------------------------

                                     -more-

OPERATING INCOME BY SEGMENT DETAILED

ELECTRIC TRANSMISSION & DISTRIBUTION

         The electric transmission & distribution segment reported operating income of $122 million in the second quarter of 2005, consisting of $113 million for the regulated electric transmission & distribution utility (TDU) and $9 million for the transition bond company, which is an amount sufficient to pay interest on the transition bonds. Operating income for the second quarter of 2004 totaled $127 million, consisting of $118 million for the TDU and $9 million for the transition bond company.

         The TDU's revenues continued to benefit from solid customer growth, with over 48,000 metered customers added since June 30, 2004. Revenues also increased from favorable weather, increased usage and higher transmission cost recovery. Operation and maintenance expenses for the second quarter of 2004 reflected the impact of a $15 million partial reversal of a reserve related to the final fuel reconciliation of the formerly integrated electric utility. Excluding this impact, operation and maintenance expenses were $13 million greater than the prior year primarily due to higher tree trimming and transmission costs. Reduced pension expenses partially offset other expense increases. Taxes other than income taxes increased primarily due to higher state and local taxes.

         Operating income for the six months ended June 30, 2005, was $202 million, consisting of $184 million for the TDU and $18 million for the transition bond company. Operating income for the same period of 2004 totaled $212 million, consisting of $193 million for the TDU and $19 million for the transition bond company.

NATURAL GAS DISTRIBUTION

         The natural gas distribution segment reported operating income of $19 million for the second quarter of 2005, compared to $23 million for the same period of 2004. The impacts of rate increases, continued customer growth with the addition of nearly 47,000 customers since June 30, 2004, and higher income from the company's competitive natural gas sales business were offset by decreased throughput. Operation and maintenance expenses remained flat in the second quarter of 2005 compared to the same period of 2004, primarily due to a decrease in benefit and pension expenses and the capitalization of previously incurred restructuring expenses as allowed by a recent regulatory order, which offset other expense increases. Depreciation expense increased in the quarter compared to the prior year due to higher plant balances.

         Operating income for the six months ended June 30, 2005, was $158 million compared to $140 million for the same period of 2004.

[CENTERPOINT(TM)                               For more information contact
ENERGY LOGO]                                   MEDIA:
                                               LETICIA LOWE
                                               Phone  713.207.7702
                                               INVESTORS:
                                               MARIANNE PAULSEN
                                               Phone  713.207.6500


FOR IMMEDIATE RELEASE                                             Page 3 of 4
--------------------------------------------------------------------------------

                                     -more-

PIPELINES AND GATHERING

         The pipelines and gathering segment reported operating income of $52 million for the second quarter of 2005 compared to $42 million for the same period of 2004. The improvement in operating income for the quarter, largely driven by continuing favorable market dynamics, resulted primarily from higher operating margins in the pipeline business driven by increased demand for transportation and ancillary services. In addition, the company's core gas gathering operations benefited from increased throughput and demand for its services.

         Operating income for the six months ended June 30, 2005, was $116 million compared to $87 million for the same period of 2004.

OTHER OPERATIONS

         The company's other operations reported an operating loss of $7 million for the second quarter of 2005 compared to an operating loss of $6 million for the same period of 2004.

         The operating loss for the six months ended June 30, 2005, was $14 million compared to an operating loss of $13 million for the same period of 2004.

PARTIAL RECOVERY OF TRUE-UP BALANCE

         On July 14, 2005, the company received an order from the PUC allowing it to impose a competition transition charge (CTC) on retail electric providers to collect a portion of its approved true-up balance totaling approximately $570 million over 14 years, plus interest at an annual rate of 11.075 percent. Based on the accrual of interest provided for in the CTC order, the company expects that this amount will increase to approximately $600 million by the end of the third quarter, which is when the CTC is expected to be implemented. The CTC order also allows the company to collect approximately $24 million of rate case expenses over three years. The company cannot implement the CTC until the PUC takes final action on the motions for rehearing.

NEW CREDIT FACILITY

         In June 2005, the company's natural gas distribution, pipelines and gathering operations subsidiary, CenterPoint Energy Resources, Corp. (CERC), closed on a five-year, $400 million revolving bank credit facility, replacing a three-year, $250 million facility due to mature in 2007. The new facility has a fully drawn cost of LIBOR plus 65 basis points at existing credit ratings, versus LIBOR plus 150 basis points for the facility it replaced.

[CENTERPOINT(TM)                               For more information contact
ENERGY LOGO]                                   MEDIA:
                                               LETICIA LOWE
                                               Phone  713.207.7702
                                               INVESTORS:
                                               MARIANNE PAULSEN
                                               Phone  713.207.6500


FOR IMMEDIATE RELEASE                                             Page 4 of 4
--------------------------------------------------------------------------------

                                     -more-

WEBCAST OF EARNINGS CONFERENCE CALL

         CenterPoint Energy's management will host an earnings conference call on Monday, August 8, 2005, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the web site for at least one year.

         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $16 billion. With more than 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

                                      *****

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of the true-up proceeding and any legal proceedings related thereto, the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-Ks for the period ended December 31, 2004, Form 10-Qs for the periods ended March 31, 2005 and June 30, 2005, and other filings with the Securities and Exchange Commission.

                                       ###

                    CenterPoint Energy, Inc. and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)



                                                             Quarter Ended June 30,       Six Months Ended June 30,
                                                           --------------------------    ---------------------------
                                                               2005           2004           2005           2004
                                                           -----------    -----------    -----------    ------------
Revenues:
    Electric Transmission & Distribution                   $   414,057    $   375,250    $   759,051    $   705,563
    Natural Gas Distribution                                 1,429,692      1,244,985      3,759,924      3,376,317
    Pipelines and Gathering                                    125,015        113,397        245,796        215,800
    Other Operations                                             4,010          2,891         10,689          5,780
    Eliminations                                               (40,518)       (36,141)       (81,396)       (75,260)
                                                           -----------    -----------    -----------    -----------
        Total                                                1,932,256      1,700,382      4,694,064      4,228,200
                                                           -----------    -----------    -----------    -----------

Expenses:
    Natural gas                                              1,192,626      1,010,613      3,140,962      2,772,490
    Operation and maintenance                                  324,776        297,638        637,847        613,480
    Depreciation and amortization                              135,837        120,074        265,610        236,292
    Taxes other than income taxes                               92,705         86,176        187,366        180,164
                                                           -----------    -----------    -----------    -----------
        Total                                                1,745,944      1,514,501      4,231,785      3,802,426
                                                           -----------    -----------    -----------    -----------
Operating Income                                               186,312        185,881        462,279        425,774
                                                           -----------    -----------    -----------    -----------
Other Income (Expense) :
    Gain (loss) on Time Warner investment                      (18,177)        15,581        (59,291)        (8,872)
    Gain (loss) on indexed debt securities                      23,819        (17,891)        63,348          9,123
    Interest and other finance charges                        (179,652)      (188,984)      (352,992)      (371,957)
    Interest on transition bonds                                (9,077)        (9,547)       (18,297)       (19,221)
    Return on true-up balance                                   35,475             --         69,557             --
    Other - net                                                  6,936         12,425         10,748         13,932
                                                           -----------    -----------    -----------    -----------
        Total                                                 (140,676)      (188,416)      (286,927)      (376,995)
                                                           -----------    -----------    -----------    -----------
Income (Loss) from Continuing Operations Before
    Income Taxes and Extraordinary Item                         45,636         (2,535)       175,352         48,779

Income Tax Expense                                             (17,931)          (191)       (80,995)       (22,607)
                                                           -----------    -----------    -----------    -----------

Income (Loss) from Continuing Operations Before
    Extraordinary Item                                          27,705         (2,726)        94,357         26,172
                                                           -----------    -----------    -----------    -----------
Discontinued Operations:
    Income (Loss) from Texas Genco, net of tax                  (2,988)        75,636         10,685        131,922
    Minority Interest related to Texas Genco, net of tax            --        (15,258)            --        (26,855)
    Loss on Disposal of Texas Genco, net of tax                   (735)            --        (13,972)            --
                                                           -----------    -----------    -----------    -----------
        Total                                                   (3,723)        60,378         (3,287)       105,067
                                                           -----------    -----------    -----------    -----------
Income Before Extraordinary Item                                23,982         57,652         91,070        131,239
                                                           -----------    -----------    -----------    -----------
Extraordinary Item, net of tax                                  30,441             --         30,441             --
                                                           -----------    -----------    -----------    -----------
Net Income                                                 $    54,423    $    57,652    $   121,511    $   131,239
                                                           ===========    ===========    ===========    ===========



     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                     Quarter Ended               Six Months Ended
                                                                         June 30,                    June 30,
                                                             -----------------------------  -----------------------------
                                                                2005              2004         2005              2004
                                                             -----------       -----------  -----------       -----------

Basic Earnings Per Common Share:
    Income (Loss) from Continuing Operations                 $      0.09       $     (0.01) $      0.30       $      0.09
    Income (Loss) from Discontinued Operations                     (0.01)             0.20        (0.01)             0.34
    Extraordinary Item, net of tax                                  0.10                --         0.10                --
                                                             -----------       -----------  -----------       -----------
    Net Income                                               $      0.18       $      0.19  $      0.39       $      0.43
                                                             ===========       ===========  ===========       ===========

Diluted Earnings Per Common Share:
    Income from Continuing Operations                        $      0.09       $     (0.01) $      0.28       $      0.08
    Income (Loss) from Discontinued Operations                     (0.01)             0.20        (0.01)             0.34
    Extraordinary Item, net of tax                                  0.08                --         0.08                --
                                                             -----------       -----------  -----------       -----------
    Net Income                                               $      0.16       $      0.19  $      0.35       $      0.42
                                                             ===========       ===========  ===========       ===========

Dividends Declared per Common Share                          $      0.07(1)    $      0.10  $      0.27(1)    $      0.20

    Weighted Average Common Shares Outstanding (000):
    - Basic                                                      309,098           307,250      308,786           306,631
    - Diluted                                                    361,436           309,638      361,076           308,977


OPERATING INCOME (LOSS) BY SEGMENT

  Electric Transmission & Distribution:
    Transmission & Distribution Operations                   $   113,190       $   117,822  $   183,799       $   193,129
    Transition Bond Company                                        8,932             9,498       18,015            19,106
                                                             -----------       -----------  -----------       -----------
        Total Electric Transmission & Distribution               122,122           127,320      201,814           212,235
  Natural Gas Distribution                                        19,038            22,775      158,531           139,399
  Pipelines and Gathering                                         52,079            42,236      116,110            87,092
  Other Operations                                                (6,927)           (6,450)     (14,176)          (12,952)
                                                             -----------       -----------  -----------       -----------
  Total                                                      $   186,312       $   185,881  $   462,279       $   425,774
                                                             ===========       ===========  ===========       ===========




(1) On January 26, 2005, the Company's board of directors declared a dividend of $0.10 per share of common stock payable on March 10, 2005 to shareholders of record as of the close of business on February 16, 2005. On March 3, 2005, the Company's board of directors declared a dividend of $0.10 per share of common stock payable on March 31, 2005 to shareholders of record as of the close of business on March 16, 2005. This additional first quarter dividend was declared in lieu of the regular second quarter dividend to address technical restrictions that might limit the Company's ability to pay a regular dividend during the second quarter of this year. On June 2, 2005, the Company's board of directors declared a dividend of $0.07 per share of common stock payable on June 30, 2005 to shareholders of record as of the close of business on June 15, 2005.



     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                                      ELECTRIC TRANSMISSION & DISTRIBUTION
                                                  ---------------------------------------------------------------------------
                                                       Quarter Ended                         Six Months Ended
                                                         June 30,                                June 30,
                                                  ----------------------     % Diff       ----------------------     % Diff
                                                     2005         2004      Fav/(Unfav)      2005         2004      Fav/(Unfav)
                                                  ---------    ---------    -----------   ---------    ---------    -----------
RESULTS OF OPERATIONS:

Electric transmission and distribution revenues   $     388    $     357            9%    $     711    $     672            6%
                                                  ---------    ---------                  ---------    ---------

Electric transmission and distribution expenses:
    Operation and maintenance                           153          125          (22%)         291          258          (13%)
    Depreciation and amortization                        64           63           (2%)         128          123           (4%)
    Taxes other than income taxes                        58           51          (14%)         108           98          (10%)
                                                  ---------    ---------                  ---------    ---------
          Total electric transmission and
             distribution expenses                      275          239          (15%)         527          479          (10%)
                                                  ---------    ---------                  ---------    ---------
Operating Income - Electric transmission
  and distribution utility                              113          118           (4%)         184          193           (5%)
Operating Income - Transition bond company                9            9           --            18           19           (5%)
                                                  ---------    ---------                  ---------    ---------
Total Segment Operating Income                    $     122    $     127           (4%)   $     202    $     212           (5%)
                                                  =========    =========                  =========    =========


                                                       Quarter Ended                         Six Months Ended
                                                         June 30,                                June 30,
ELECTRIC TRANSMISSION & DISTRIBUTION              -----------------------                 -----------------------     % Diff
OPERATING DATA:                                      2005         2004                       2005         2004      Fav/(Unfav)
ACTUAL MWH DELIVERED                              ----------   ----------                 ----------   ----------   -----------
Residential                                        6,593,895    5,800,958          14%    10,735,559   10,202,783           5%
Total                                             18,956,313   18,545,202           2%    34,782,627   34,065,288           2%

WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
    Cooling degree days                                  103%         100%          3%           105%         100%          5%
    Heating degree days                                   47%         100%        (53%)           76%          86%        (10%)


AVERAGE NUMBER OF METERED CUSTOMERS:
    Residential                                    1,675,573    1,634,202           3%     1,668,447    1,628,074           2%
    Total                                          1,904,090    1,856,846           3%     1,895,556    1,849,762           2%


   Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                                            NATURAL GAS DISTRIBUTION
                                             --------------------------------------------------------------------------------------
                                                    Quarter Ended                             Six Months Ended
                                                      June 30,                                     June 30,
                                             --------------------------       % Diff      -------------------------        % Diff
                                                2005           2004        Fav/(Unfav)       2005           2004        Fav/(Unfav)
                                             ----------     -----------    -----------    ----------     ----------     -----------
RESULTS OF OPERATIONS:
Revenues                                     $    1,430     $     1,245         15%       $    3,760     $    3,376         11%
                                             ----------     -----------                   ----------     ----------
Expenses:
     Natural gas                                  1,213           1,027        (18%)           3,188          2,816        (13%)
     Operation and maintenance                      133             133         --               273            283          4%
     Depreciation and amortization                   39              35        (11%)              77             70        (10%)
     Taxes other than income taxes                   26              27          4%               64             67          4%
                                             ----------     -----------                   ----------     ----------
         Total                                    1,411           1,222        (15%)           3,602          3,236        (11%)
                                             ----------     -----------                   ----------     ----------
Operating Income                             $       19     $        23        (17%)      $      158     $      140         13%
                                             ==========     ===========                   ==========     ==========

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential                                          21              21         --                98            106         (8%)
Commercial and Industrial                            43              49        (12%)             120            132         (9%)
Non-rate regulated                                  148             167        (11%)             331            306          8%
Elimination                                         (29)            (63)        54%              (78)           (73)        (7%)
                                             ----------     -----------                   ----------     ----------
     Total Throughput                               183             174          5%              471            471         --
                                             ==========     ===========                   ==========     ==========

WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:

     Heating degree days                             86%             92%        (6%)              91%            96%        (5%)


AVERAGE NUMBER OF CUSTOMERS:
     Residential                              2,833,773       2,793,297          1%        2,842,645      2,802,379          1%
     Commercial and Industrial                  246,032         242,111          2%          247,429        244,388          1%
     Non-rate regulated                           6,533           6,265          4%            6,522          6,228          5%
                                             ----------     -----------                   ----------     ----------
       Total                                  3,086,338       3,041,673          1%        3,096,596      3,052,995          1%
                                             ==========     ===========                   ==========     ==========


                                                                        PIPELINES AND GATHERING
                                              ----------------------------------------------------------------------------
                                                 Quarter Ended                         Six Months Ended
                                                    June 30,                               June 30,
                                              ------------------          % Diff      ------------------         % Diff
                                               2005         2004       Fav/(Unfav)     2005         2004       Fav/(Unfav)
                                              -----        -----       -----------    -----        -----       -----------
RESULTS OF OPERATIONS:

Revenues                                      $ 125        $ 113           11%        $ 246        $ 216           14%
                                              -----        -----                      -----        -----
Expenses:
     Natural gas                                 18           18           --            25           28           11%
     Operation and maintenance                   40           37           (8%)          74           70           (6%)
     Depreciation and amortization               11           11           --            22           22           --
     Taxes other than income taxes                4            5           20%            9            9           --
                                              -----        -----                      -----        -----
         Total                                   73           71           (3%)         130          129           (1%)
                                              -----        -----                      -----        -----
Operating Income                              $  52        $  42           24%        $ 116        $  87           33%
                                              =====        =====                      =====        =====


PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                 3            4          (25%)           4            7          (43%)
Transportation                                  230          207           11%          501          477            5%
Gathering                                        87           79           10%          170          154           10%
Elimination                                      (2)          (3)          33%           (3)          (5)          40%
                                              -----        -----                      -----        -----
     Total Throughput                           318          287           11%          672          633            6%
                                              =====        =====                      =====        =====


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                     OTHER OPERATIONS
                             -----------------------------------------------------------------
                              Quarter Ended                    Six Months Ended
                                 June 30,                          June 30,
                             ----------------      % Diff      ----------------      % Diff
                              2005      2004     Fav/(Unfav)    2005      2004     Fav/(Unfav)
                             ------    ------    -----------   ------    ------    -----------
RESULTS OF OPERATIONS:
Revenues                     $    4    $    3       33%        $   11    $    6       83%
Expenses                         11         9      (22%)           25        19      (32%)
                             ------    ------                  ------    ------
Operating Loss               $   (7)   $   (6)     (17%)       $  (14)   $  (13)      (8%)
                             ======    ======                  ======    ======


                         Capital Expenditures by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                 Quarter Ended           Six Months Ended
                                                    June 30,                  June 30,
                                              -------------------       -------------------
                                               2005         2004         2005         2004
                                              ------       ------       ------       ------
CAPITAL EXPENDITURES BY SEGMENT
   Electric Transmission & Distribution       $   87       $   52       $  142       $   94
   Natural Gas Distribution                       56           43           96           80
   Pipelines and Gathering                        31            9           53           24
   Other Operations                                5            7           10           12
                                              ------       ------       ------       ------
   Total                                      $  179       $  111       $  301       $  210
                                              ======       ======       ======       ======


                             Interest Expense Detail
                              (Millions of Dollars)
                                   (Unaudited)

                                                                         Quarter Ended              Six Months Ended
                                                                            June 30,                    June 30,
                                                                      --------------------        --------------------
                                                                       2005          2004          2005          2004
                                                                      ------        ------        ------        ------
INTEREST EXPENSE DETAIL
   Amortization of Deferred Financing Cost                            $   19        $   22        $   39        $   44
   Capitalization of Interest Cost                                        (1)           (1)           (2)           (2)
   Transition Bond Interest Expense                                        9             9            18            18
   Other Interest Expense                                                161           168           316           331
                                                                      ------        ------        ------        ------
   Total Interest Expense                                                188           198           371           391
                                                                      ------        ------        ------        ------

   Amortization of Deferred Financing Cost
     Reclassified to Discontinued Operations                              --             1            --             2
   Other Interest Reclassified to Discontinued Operations                 --            11            --            22
                                                                      ------        ------        ------        ------
     Total Interest Reclassified to Discontinued Operations (1)           --            12            --            24

   Interest Expense Incurred by Discontinued Operations                   --            --             1            --
                                                                      ------        ------        ------        ------
     Total Expense in Discontinued Operations                             --            12             1            24
                                                                      ------        ------        ------        ------
     Total Interest Expense Incurred                                  $  188        $  210        $  372        $  415
                                                                      ======        ======        ======        ======


(1) In accordance with Emerging Issues Task Force Issue No. 87-24 "Allocation of Interest to Discontinued Operations", in 2004, we have reclassified interest to discontinued operations of Texas Genco based on net proceeds received from the sale of Texas Genco of $2.5 billion, and have applied the proceeds to the amount of debt assumed to be paid down in 2004 according to the terms of the respective credit facilities in effect for that period. In periods where only the term loan was assumed to be repaid, the actual interest paid was reclassified. In periods where a portion of the revolver was assumed to be repaid, the percentage of that portion of the revolver to the total outstanding balance was calculated, and that percentage was applied to the actual interest paid in those periods to compute the amount of interest reclassified.

Total interest expense was $188 million and $210 million for the three months ended June 30, 2005 and 2004, respectively, and $372 million and $415 million for the six months ended June 30, 2005 and 2004, respectively. Interest expense of $12 million for the three months ended June 30, 2004, and $24 million for the six months ended June 30, 2004, was reclassified to discontinued operations of Texas Genco.


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                         June 30,      December 31,
                                                                           2005            2004
                                                                       -----------     -----------
                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                            $   408,162     $   164,645
  Other current assets                                                   1,576,635       2,158,111
  Current assets of discontinued operations                                     --         513,768
                                                                       -----------     -----------
      Total current assets                                               1,984,797       2,836,524
                                                                       -----------     -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                       8,273,291       8,186,393
                                                                       -----------     -----------

OTHER ASSETS:
  Goodwill, net                                                          1,744,252       1,740,510
  Regulatory assets                                                      2,928,968       3,349,944
  Other non-current assets                                                 958,383         997,428
  Non-current assets of discontinued operations                                 --       1,051,158
                                                                       -----------     -----------
      Total other assets                                                 5,631,603       7,139,040
                                                                       -----------     -----------
        TOTAL ASSETS                                                   $15,889,691     $18,161,957
                                                                       ===========     ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of transition bond long-term debt                    $    49,352     $    46,806
  Current portion of other long-term debt                                1,748,083       1,789,182
  Other current liabilities                                              1,840,224       2,902,238
  Current liabilities of discontinued operations                                --         448,974
                                                                       -----------     -----------
      Total current liabilities                                          3,637,659       5,187,200
                                                                       -----------     -----------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net and investment tax credit       2,522,664       2,468,833
  Regulatory liabilities                                                   744,260       1,081,370
  Other non-current liabilities                                            753,072         705,643
  Non-current liabilities of discontinued operations                            --         420,393
                                                                       -----------     -----------
      Total other liabilities                                            4,019,996       4,676,239
                                                                       -----------     -----------

LONG-TERM DEBT:
  Transition bond                                                          610,462         628,903
  Other                                                                  6,440,756       6,564,113
                                                                       -----------     -----------
      Total long-term debt                                               7,051,218       7,193,016
                                                                       -----------     -----------

SHAREHOLDERS' EQUITY                                                     1,180,818       1,105,502
                                                                       -----------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $15,889,691     $18,161,957
                                                                       ===========     ===========


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                 Condensed Statements of Consolidated Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                        Six Months Ended June 30,
                                                                        -------------------------
                                                                           2005           2004
                                                                        ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $ 121,511      $ 131,239
  Discontinued operations, net of tax                                       3,287       (105,067)
  Extraordinary item, net of tax                                          (30,441)            --
                                                                        ---------      ---------
  Income from continuing operations                                        94,357         26,172
  Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
      Depreciation and amortization                                       305,131        279,957
      Deferred income taxes and investment tax credit                      44,321         52,943
      Changes in net regulatory assets and liabilities                   (132,449)      (157,728)
      Changes in other assets and liabilities                            (211,379)       253,248
      Other, net                                                            6,166         21,045
                                                                        ---------      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 106,147        475,637

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       397,549       (187,953)

NET CASH USED IN FINANCING ACTIVITIES                                    (260,179)      (278,254)
                                                                        ---------      ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                 243,517          9,430

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          164,645         86,922
                                                                        ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $ 408,162      $  96,352
                                                                        =========      =========


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.